Exhibit 99.1

SPX Reports Second Quarter 2018 Results

Q2 GAAP EPS of $0.44; Adjusted EPS* of $0.53
Strong Performance in HVAC and Detection & Measurement Segments
Reaffirming Full-Year Adjusted EPS* Guidance Range of $2.15-$2.25

CHARLOTTE, N.C., August 2, 2018 /Globe Newswire/ -- SPX Corporation (NYSE:SPXC) today reported results for the quarter ended June 30, 2018.
Gene Lowe, President and CEO, remarked, “I am pleased with our overall results and accomplishments for the quarter. Our strong first half operating performance in our HVAC and Detection & Measurement segments position the company to achieve our full-year Adjusted EPS* guidance of $2.15-$2.25, representing 25% earnings growth at the mid-point."
Mr. Lowe continued, "During the quarter, we achieved several important goals on our value creation roadmap. We completed a highly complementary acquisition in our Detection & Measurement segment. Within the Engineered Solutions segment, we anticipate a resumption in revenue growth next year, after substantially reshaping that segment and moving away from businesses focused on power-generation end markets, including our recent actions to exit the Heat Transfer business. With strong cash generation anticipated in the second half of 2018, SPX remains well-positioned to execute on further capital allocation actions to drive value for shareholders.”

Second Quarter 2018 Overview:

For the second quarter of 2018 the company reported revenue of $379.2 million and operating income of $22.7 million, compared with $349.7 million and $5.2 million, respectively, in the second quarter of 2017. Net earnings per share from continuing operations was $0.44, compared with a net loss per share of $0.19 for the second quarter of 2017.

SPX Core revenue* was $357.1 million and adjusted operating income* was $32.2 million, compared with $338.3 million and $31.1 million, respectively, in the second quarter of 2017. Adjusted earnings per share* for the second quarter of 2018 were $0.53, compared with $0.43 for the second quarter of 2017.

Second Quarter and First Half Financial Comparisons:
GAAP Results:

($ millions)	Q2 2018	Q2 2017	2018 YTD	2017 YTD
Revenue	$379.2	$349.7	$731.1	$690.3
Segment Income	41.0	20.7	78.0	55.0
Operating Income	22.7	5.2	42.0	24.3
Adjusted Results:

($ millions)	Q2 2018	Q2 2017	2018 YTD	2017 YTD
Core Revenue*	$357.1	$338.3	$686.7	$652.0
Core Segment Income*	47.7	46.8	89.9	85.8
Adjusted Operating Income*	32.2	31.1	59.1	54.7
*Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

HVAC

Revenue for Q2 2018 was $139.7 million, compared with $120.3 million in Q2 2017, an increase of 16.1%, including a 0.5% benefit from currency fluctuations. Organic revenue* increased 15.6%, due to strong cooling product volumes and, to a lesser extent, increased volumes of heating products.

Segment income was $18.5 million, or 13.2% of revenue, in Q2 2018, compared with $15.4 million, or 12.8% of revenue, in Q2 2017, with the increase largely due to improved operating leverage on higher revenue.

Detection & Measurement

Revenue for Q2 2018 was $74.6 million, compared with $64.5 million in Q2 2017, an increase of 15.7% including a 0.8% benefit from currency fluctuations and a 14.9% increase from the acquisitions of Schonstedt Instrument Company in March 2018 and CUES, Inc. in June 2018. Organic revenue* was approximately flat from the prior year.

Segment income was $16.5 million in Q2 2018. Adjusted segment income*, which excludes $1.8 million of acquisition-related costs, was $18.3 million, or 24.5% of revenue. This compares with segment income of $17.3 million, or 26.8% of revenue, in Q2 2017. The 230 basis point decrease in margins was driven by a more favorable sales mix in the year-ago period and acquisition related intangible amortization during Q2 2018.

Engineered Solutions

Revenue for Q2 2018 was $164.9 million, compared with $164.9 million in Q2 2017, Currency was a 0.5% benefit. Results for Q2 2017 included a reduction in revenues from a charge related to the power projects in South Africa. Revenues in the segment’s process cooling business continued to be impacted by a shift in its sales model, which is now focused more on high-margin components and services and less on low-margin construction projects. Additionally, the adoption of accounting standard ASC 606** negatively affected revenues for the quarter.

Segment income was $6.0 million in Q2 2018, compared with a segment loss of $12.0 million in Q2 2017. The increase in segment income was primarily the result of a $22.9 million charge associated with our South African projects in Q2 2017.

Engineered Solutions (Core)

Excluding the results of the South African projects and Heat Transfer operations, Engineered Solutions recorded Core revenue* for Q2 2018 of $142.8 million, compared with $153.5 million in Q2 2017, a decrease of 7.0%. The reduction in revenue was driven primarily by lower sales of process cooling products and the impact of the adoption of the new revenue recognition standard ASC 606**.

Engineered Solutions’ Core income* for Q2 2018 was $10.9 million, or 7.6% of revenue, compared with $14.1 million, or 9.2% of revenue, in Q2 2017. The decreases in income* and margins* were driven primarily by our transformer business, which experienced a less profitable sales mix and increases in net input costs.

South African Projects

Revenue attributable to the large South African projects for Q2 2018 was $14.7 million, compared with $2.0 million in Q2 2017. Losses for these projects recorded in our Engineered Solutions segment in Q2 2018 were $3.6 million, compared with a loss of $26.6 million in Q2 2017. During Q2 2017, the company recorded a charge of $22.9 million to revise the amount of expected revenue and costs on the projects in South Africa, which resulted in a reduction in revenue of $13.5 million and an increase in cost of $9.4 million.

Financial Update:

As of June 30, 2018, SPX had total outstanding debt of $473.9 million and total cash and equivalents of $66.7 million. During the second quarter of 2018, Net operating cash from continuing operations was $3.1 million. Free cash flow from continuing operations* totaled $0.9 million and included cash used for the South African projects of $10.7 million, net of a tax benefit. Net leverage, as calculated under the company’s bank credit agreement, was 2.3x, reflecting increased short-term debt resulting from the acquisition of CUES.

Reaffirming 2018 Adjusted EPS* Guidance:

SPX is maintaining its 2018 guidance for Core revenue* of approximately $1.4 billion and Core segment income margin* of approximately 14.0-14.5%. We continue to expect Adjusted operating income margin* of approximately 10% and Adjusted earnings per share* in a range of $2.15 to $2.25. This guidance reflects the impacts of the acquisitions of Schonstedt and CUES and the impending exit of the Heat Transfer business.

Segment performance, on a year-over-year basis, is expected to be as follows (changes Bolded):

	Revenue	Segment Income Margin %
HVAC	Organic growth* rate of 7.0-8.0%, or ~$550 million at the midpoint (vs 2.0-4.0% prior)	Approximately 15.5%
Detection & Measurement	In a range of $325-335 million	22.5-23.5%
Engineered Solutions (Core)*	In a range of $550-560 million	Approximately 8.0% (vs 8.0-8.5% prior)

Non-GAAP Presentation: The results and guidance in this release include non-GAAP financial measures, including “Core” results, “organic revenue increase (decrease),” “Adjusted operating income (loss),” and “Adjusted earnings (loss) per share.” To provide clarity to its operating results, the company reports “Core” results, which exclude the effect of the South African projects, and separately reports on the progress and results associated with the South African projects. In addition to excluding the South Africa projects, “Core” results exclude Heat Transfer operations in anticipation of reporting the Heat Transfer business as a discontinued operation upon completion of the wind down, which we expect to occur by the end of Q1 2019. Other items adjusted out of segment income, operating income, and earnings per share consist of certain acquisition-related costs in 2018, and non-service pension items and various other tax items in 2018 and 2017.

Conference Call: SPX will host a conference call at 4:45 p.m. (EDT) today to discuss second quarter results. The call will be simultaneously webcast via the company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Conference call
Dial in: 877-341-7727
From outside the United States: +1 262-558-6098
Participant code: 8890685

A replay of the call will be available by telephone through Thursday, August 9th.

To listen to a replay of the call
Dial in: 855-859-2056
From outside the United States: +1 404-537-3406
Participant code: 8890685

Upcoming Investor Events:  Company management plans to be on the road during the third quarter of 2018 meeting with investors, including attending the Midwest IDEAS Conference in Chicago on August 30th, the Vertical Research Investor Conference in Westbrook, Connecticut on September 6th, and the Cowen Industrial Innovation & Technology Conference in New York City on September 20th.

About SPX Corporation:  SPX Corporation is a supplier of highly engineered products and technologies, holding leadership positions in the HVAC, detection and measurement, and engineered solutions markets. Based in Charlotte, North Carolina, SPX Corporation had approximately $1.4 billion in annual revenue in 2017 and more than 5,000 employees in 14 countries. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.”  For more information, please visit www.spx.com.

*Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

**See attached schedule for the impact of the adoption of ASC 606 on SPX’s reported results.

Note: Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures, that we do not consider indicative of our on-going performance. These items include, but are not limited to, acquisition costs, costs associated with dispositions, the results of our South African projects, the results of our Heat Transfer business and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the nearest corresponding GAAP financial measures is not practicable.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s most recent annual reports on Form 10-K. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

SOURCE SPX Corporation.

Investor and Media Contacts:
Paul Clegg, VP, Investor Relations and Communications
Phone:  980-474-3806
E-mail: spx.investor@spx.com

Pat Uotila, Manager, Investor Relations
Phone:  980-474-3806
E-mail: spx.investor@spx.com

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)
	Three months ended		Six months ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Revenues	$379.2	$349.7	$731.1	$690.3
Costs and expenses:
Cost of products sold	281.5	273.6	543.3	526.1
Selling, general and administrative	72.6	70.3	141.2	138.6
Intangible amortization	0.8	0.1	1.0	0.3
Special charges, net	1.6	0.5	3.6	1.0
Operating income	22.7	5.2	42.0	24.3

Other income (expense), net	2.2	(3.2)	3.2	(5.2)
Interest expense	(5.1)	(4.6)	(9.4)	(8.6)
Interest income	0.3	0.3	0.8	0.7
Income (loss) from continuing operations before income taxes	20.1	(2.3)	36.6	11.2
Income tax provision	(0.4)	(6.0)	(4.5)	(9.2)
Income (loss) from continuing operations	19.7	(8.3)	32.1	2.0

Income (loss) from discontinued operations, net of tax	—	—	—	—
Gain (loss) on disposition of discontinued operations, net of tax	3.3	(0.7)	3.3	6.4
Income (loss) from discontinued operations, net of tax	3.3	(0.7)	3.3	6.4

Net income (loss)	$23.0	$(9.0)	$35.4	$8.4

Basic income (loss) per share of common stock:
Income (loss) from continuing operations	$0.46	$(0.19)	$0.75	$0.05
Income (loss) from discontinued operations	0.08	(0.02)	0.08	0.15
Net income (loss) per share	$0.54	$(0.21)	$0.83	$0.20

Weighted-average number of common shares outstanding — basic	42.988	42.388	42.881	42.249

Diluted income (loss) per share of common stock:
Income (loss) from continuing operations	$0.44	$(0.19)	$0.72	$0.04
Income (loss) from discontinued operations	0.07	(0.02)	0.07	0.15
Net income (loss) per share	$0.51	$(0.21)	$0.79	$0.19

Weighted-average number of common shares outstanding — diluted	44.723	42.388	44.545	43.622

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and equivalents	$66.7	$124.3
Accounts receivable, net	247.1	267.5
Contract assets	92.4	—
Inventories, net	141.9	143.0
Other current assets (includes income taxes receivable of $49.0 and $62.4 at June 30, 2018 and December 31, 2017, respectively)	74.3	97.7
Total current assets	622.4	632.5
Property, plant and equipment:
Land	19.3	15.8
Buildings and leasehold improvements	124.9	120.5
Machinery and equipment	332.7	330.4
	476.9	466.7
Accumulated depreciation	(288.7)	(280.1)
Property, plant and equipment, net	188.2	186.6
Goodwill	393.3	345.9
Intangibles, net	201.9	117.6
Other assets	688.5	706.9
Deferred income taxes	29.5	50.9
TOTAL ASSETS	$2,123.8	$2,040.4

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$150.7	$159.7
Contract liabilities	78.3	—
Accrued expenses	179.8	292.6
Income taxes payable	1.8	1.2
Short-term debt	124.1	7.0
Current maturities of long-term debt	9.2	0.5
Total current liabilities	543.9	461.0

Long-term debt	340.6	349.3
Deferred and other income taxes	31.6	29.6
Other long-term liabilities	849.1	885.8
Total long-term liabilities	1,221.3	1,264.7

Equity:
Common stock	0.5	0.5
Paid-in capital	1,305.8	1,309.8
Retained deficit	(707.9)	(742.3)
Accumulated other comprehensive income	251.5	250.1
Common stock in treasury	(491.3)	(503.4)
Total equity	358.6	314.7
TOTAL LIABILITIES AND EQUITY	$2,123.8	$2,040.4

SPX CORPORATION AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended				Six months ended
	June 30, 2018	July 1, 2017	Δ	%/bps	June 30, 2018	July 1, 2017	Δ	%/bps
HVAC reportable segment

Revenues	$139.7	$120.3	$19.4	16.1%	$267.4	$230.4	$37.0	16.1%
Gross profit	41.6	38.2	3.4		83.2	76.4	6.8
Selling, general and administrative expense	23.0	22.7	0.3		45.9	44.3	1.6
Intangible amortization expense	0.1	0.1	—		0.2	0.2	—
Income	$18.5	$15.4	$3.1	20.1%	$37.1	$31.9	$5.2	16.3%
as a percent of revenues	13.2%	12.8%		40 bps	13.9%	13.8%		10 bps

Detection & Measurement reportable segment

Revenues	$74.6	$64.5	$10.1	15.7%	$140.2	$118.1	$22.1	18.7%
Gross profit	33.1	31.9	1.2		62.7	56.7	6.0
Selling, general and administrative expense	15.9	14.6	1.3		29.8	28.2	1.6
Intangible amortization expense	0.7	—	0.7		0.7	—	0.7
Income	$16.5	$17.3	$(0.8)	(4.6)%	$32.2	$28.5	$3.7	13.0%
as a percent of revenues	22.1%	26.8%		-470 bps	23.0%	24.1%		-110 bps

Engineered Solutions reportable segment

Revenues	$164.9	$164.9	$—	—%	$323.5	$341.8	$(18.3)	(5.4)%
Gross profit	23.0	6.0	17.0		41.9	31.1	10.8
Selling, general and administrative expense	17.0	18.0	(1.0)		33.1	36.4	(3.3)
Intangible amortization expense	—	—	—		0.1	0.1	—
Income (loss)	$6.0	$(12.0)	$18.0	150.0%	$8.7	$(5.4)	$14.1	261.1%
as a percent of revenues	3.6%	(7.3)%		1090 bps	2.7%	(1.6)%		430 bps

Consolidated Revenues	$379.2	$349.7	$29.5	8.4%	$731.1	$690.3	$40.8	5.9%
Consolidated Segment Income	41.0	20.7	20.3	98.1%	78.0	55.0	23.0	41.8%
as a percent of revenues	10.8%	5.9%		490 bps	10.7%	8.0%		270 bps

Total income for reportable segments	$41.0	$20.7	$20.3		$78.0	$55.0	$23.0
Corporate expense	12.5	11.3	1.2		24.3	22.7	1.6
Pension and postretirement expense	—	0.1	(0.1)		—	0.2	(0.2)
Long-term incentive compensation expense	4.2	3.6	0.6		8.1	6.8	1.3
Special charges, net	1.6	0.5	1.1		3.6	1.0	2.6
Consolidated operating income	$22.7	$5.2	$17.5	336.5%	$42.0	$24.3	$17.7	72.8%
as a percent of revenues	6.0%	1.5%		450 bps	5.7%	3.5%		220 bps

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Six months ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Cash flows from (used in) operating activities:
Net income (loss)	$23.0	$(9.0)	$35.4	$8.4
Less: Income (loss) from discontinued operations, net of tax	3.3	(0.7)	3.3	6.4
Income (loss) from continuing operations	19.7	(8.3)	32.1	2.0
Adjustments to reconcile income (loss) from continuing operations to net cash from (used in) operating activities:
Special charges, net	1.6	0.5	3.6	1.0
Deferred and other income taxes	7.4	0.1	6.1	(3.8)
Depreciation and amortization	6.8	6.3	13.4	12.6
Pension and other employee benefits	1.5	3.3	3.8	7.5
Long-term incentive compensation	4.2	3.6	8.1	6.8
Other, net	0.4	0.1	0.7	1.7
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable and other assets	(12.5)	(27.9)	11.1	5.8
Inventories	(1.2)	(7.1)	(4.8)	(20.3)
Accounts payable, accrued expenses and other	(24.3)	14.4	(67.4)	(22.3)
Cash spending on restructuring actions	(0.5)	(0.4)	(0.9)	(1.0)
Net cash from (used in) continuing operations	3.1	(15.4)	5.8	(10.0)
Net cash used in discontinued operations	(0.7)	(2.0)	(1.1)	(5.7)
Net cash from (used in) operating activities	2.4	(17.4)	4.7	(15.7)

Cash flows used in investing activities:
Proceeds from company-owned life insurance policies, net	—	0.3	0.2	0.3
Business acquisitions, net of cash acquired	(166.3)	—	(182.6)	—
Proceeds from sales of assets	10.1	—	10.1	—
Capital expenditures	(2.2)	(2.6)	(5.4)	(4.8)
Net cash used in continuing operations	(158.4)	(2.3)	(177.7)	(4.5)
Net cash from discontinued operations	2.4	—	2.4	—
Net cash used in investing activities	(156.0)	(2.3)	(175.3)	(4.5)

Cash flows from financing activities:
Borrowings under senior credit facilities	129.0	16.0	129.0	16.0
Repayments under senior credit facilities	(33.0)	(20.4)	(33.0)	(24.7)
Borrowings under trade receivables financing arrangement	32.0	40.0	32.0	40.0
Repayments under trade receivables financing arrangement	(10.0)	(19.0)	(10.0)	(19.0)
Net repayments under other financing arrangements	(0.7)	(4.4)	(1.1)	(2.7)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	0.2	0.7	(3.0)	(1.8)
Net cash from continuing operations	117.5	12.9	113.9	7.8
Net cash used in discontinued operations	—	—	—	—
Net cash from financing activities	117.5	12.9	113.9	7.8
Change in cash and equivalents due to changes in foreign currency exchange rates	(0.9)	(2.4)	(0.9)	(3.7)
Net change in cash and equivalents	(37.0)	(9.2)	(57.6)	(16.1)
Consolidated cash and equivalents, beginning of period	103.7	92.7	124.3	99.6
Consolidated cash and equivalents, end of period	$66.7	$83.5	$66.7	$83.5

SPX CORPORATION AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

Six months ended
June 30, 2018
Beginning cash and equivalents	$124.3
Cash from continuing operations	5.8
Capital expenditures	(5.4)
Proceeds from company-owned life insurance policies, net	0.2
Proceeds from assets sales	10.1
Business acquisitions, net of cash acquired	(182.6)
Borrowings under senior credit facilities	129.0
Repayments under senior credit facilities	(33.0)
Net borrowings under other financing arrangements	20.9
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(3.0)
Cash from discontinued operations	1.3
Change in cash due to changes in foreign currency exchange rates	(0.9)
Ending cash and equivalents	$66.7

	Debt at				Debt at
	December 31, 2017	Borrowings	Repayments	Other	June 30, 2018
Revolving loans	$—	$129.0	$(33.0)	$—	$96.0
Term loan	350.0	—	—	—	350.0
Trade receivables financing arrangement	—	32.0	(10.0)	—	22.0
Other indebtedness	9.1	13.3	(14.4)	—	8.0
Less: Deferred financing costs associated with the term loan	(2.3)	—	—	0.2	(2.1)
Totals	$356.8	$174.3	$(57.4)	$0.2	$473.9

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC AND DETECTION & MEASUREMENT SEGMENTS
(Unaudited)

	Three months ended June 30, 2018
	HVAC	Detection & Measurement

Net Revenue Growth	16.1%	15.7%

Exclude: Foreign Currency	0.5%	0.8%

Exclude: Acquisitions	—%	14.9%

Organic Revenue Growth	15.6%	—%

SPX CORPORATION AND SUBSIDIARIES
Impact of ASC 606 Adoption
(Unaudited; in millions)

	Three months ended June 30, 2018			Six months ended June 30, 2018
	Reported	Effect of ASC 606 Adoption (1)	Under Prior Revenue Recognition Guidance	Reported	Effect of ASC 606 Adoption (1)	Under Prior Revenue Recognition Guidance
Revenues	$379.2	$1.8	$381.0	$731.1	$(19.6)	$711.5
Net Income	23.0	(0.4)	22.6	35.4	(1.9)	33.5

(1) Effect of ASC 606 adoption related solely to our Engineered Solutions reportable segment.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - REVENUE AND SEGMENT INCOME
(Unaudited; in millions)

CONSOLIDATED SPX:	Three months ended		Six months ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Consolidated revenue	$379.2	$349.7	$731.1	$690.3

Exclude: South African projects	14.7	2.0	29.0	20.2

Exclude: Heat Transfer	7.4	9.4	15.4	18.1

Core revenue	$357.1	$338.3	$686.7	$652.0

Total segment income	$41.0	$20.7	$78.0	$55.0

Exclude: Losses from South African projects	(3.6)	(26.6)	(7.9)	(31.0)

Exclude: Income (losses) from Heat Transfer	(1.3)	0.5	(1.9)	0.2

Exclude: One time acquisition related costs (1)	(1.8)	—	(2.1)	—

Core segment income	$47.7	$46.8	$89.9	$85.8
as a percent of Core revenues (2)	13.4%	13.8%	13.1%	13.2%

ENGINEERED SOLUTIONS SEGMENT:	Three months ended
	June 30, 2018	July 1, 2017
Engineered Solutions revenue	$164.9	$164.9

Exclude: South African projects	14.7	2.0

Exclude: Heat Transfer	7.4	9.4

Engineered Solutions (Core) revenue	$142.8	$153.5

Engineered Solutions Segment income (loss)	$6.0	$(12.0)

Exclude: Losses from South African projects	(3.6)	(26.6)

Exclude: Income (losses) from Heat Transfer	(1.3)	0.5

Engineered Solutions (Core) income	$10.9	$14.1
as a percent of Engineered Solutions (Core) revenues (2)	7.6%	9.2%

DETECTION & MEASUREMENT SEGMENT:	Three months ended
	June 30, 2018	July 1, 2017
Detection & Measurement Segment income	$16.5	$17.3

Exclude: One time acquisition related costs (1)	(1.8)	—

Detection & Measurement adjusted segment income	$18.3	$17.3
as a percent of Detection & Measurement revenues (2)	24.5%	26.8%

(1) Represents additional "Cost of products sold" and "Intangibles amortization" recorded during the three and six months ended June 30, 2018 related to the step-up of inventory (to fair value) and customer backlog amortization, respectively, acquired in connection with the June 7, 2018 Cues acquisition. In addition, for the six months ended June 30, 2018, it includes additional "cost of products sold" related to the step-up of inventory (to fair value) for the Schonstedt acquisition on March 1, 2018.

(2) See "Results of Reportable Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - OPERATING INCOME
(Unaudited; in millions)

	Three months ended		Six months ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Operating income	$22.7	$5.2	$42.0	$24.3

Exclude:
Losses from South African projects (1)	(3.9)	(26.6)	(9.8)	(31.0)

Income (losses) from Heat Transfer (2)	(2.4)	0.7	(2.8)	0.6

One time acquisition related costs (3)	(3.2)	—	(4.5)	—

Adjusted operating income	$32.2	$31.1	$59.1	$54.7
as a percent of Core revenues (4)	9.0%	9.2%	8.6%	8.4%

(1) Represents removal of financial results for South African projects, inclusive of "special charges" of $0.3 and $1.9 recorded during the three and six months ended June 30, 2018, respectively.

(2) Represents removal of Heat Transfer's financial results, inclusive of "special charges" of $1.1 and professional fees included in "corporate expense" of $0.2 during the three and six months ended June 30, 2018 and exclusive of corporate costs allocated to Heat Transfer that will remain post-wind down of $0.2 for the three months ended June 30, 2018 and July 1, 2017, and $0.4 for the six months ended June 30, 2018 and July 1, 2017.

(3) Represents charges for the Cues acquisition during the three months ended June 30, 2018 associated with inventory step-up ($1.6), backlog amortization ($0.2), and transaction-related fees ($1.4) and charges during the three months ended March 31, 2018 associated with the (i) Schonstedt acquisition (inventory step-up charges of $0.3 and transaction-related fees $0.7), and (ii) Cues transaction-related fees ($0.3).

(4) See "Results of Reportable Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended June 30, 2018
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$41.0	$6.7	$47.7
Corporate expense (2)	(12.5)	1.4	(11.1)
Long-term incentive compensation expense	(4.2)	—	(4.2)
Special charges, net (3)	(1.6)	1.4	(0.2)
Operating income	22.7	9.5	32.2

Other income, net (4)	2.2	0.5	2.7
Interest expense, net	(4.8)	—	(4.8)
Income from continuing operations before income taxes	20.1	10.0	30.1
Income tax provision (5)	(0.4)	(5.9)	(6.3)
Income from continuing operations	19.7	4.1	23.8

Dilutive shares outstanding	44.723		44.723

Earnings per share from continuing operations	$0.44		$0.53

(1) Adjustment represents the removal of operating losses associated with the South African projects and Heat Transfer, and the inventory step-up charge and backlog amortization related to the Cues acquisition.

(2) Adjustment represents removal of acquisition related expenses incurred during the period.

(3) Adjustment represents removal of restructuring charges associated with the South African projects and Heat Transfer.

(4) Adjustment represents removal of non-service pension and postretirement items and removal of foreign currency losses associated with the South African projects.

(5) Adjustment represents the tax impact of items (1) through (4) above and the removal of certain income tax benefits that are considered non-recurring.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended July 1, 2017
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$20.7	$26.1	$46.8
Corporate expense (2)	(11.3)	(0.2)	(11.5)
Pension and postretirement expense	(0.1)	—	(0.1)
Long-term incentive compensation expense	(3.6)	—	(3.6)
Special charges, net	(0.5)	—	(0.5)
Operating income	5.2	25.9	31.1

Other expense, net (3)	(3.2)	1.6	(1.6)
Interest expense, net (4)	(4.3)	0.3	(4.0)
Income from continuing operations before income taxes	(2.3)	27.8	25.5
Income tax provision (5)	(6.0)	(0.6)	(6.6)
Income from continuing operations	(8.3)	27.2	18.9

Dilutive shares outstanding	42.388		43.789

Earnings per share from continuing operations	$(0.19)		$0.43

(1) Adjustment represents the removal of the combined net operating losses associated with the South African projects and Heat Transfer.

(2)Adjustment represents corporate costs allocated to Heat Transfer that will remain post wind-down.

(3) Adjustment represents removal of non-service pension and postretirement items and removal of foreign currency losses associated with the South African projects.

(4) Adjustment represents removal of interest expense incurred in connection with borrowings under a line of credit in South Africa.

(5) Adjustment represents the tax impact of items (1) through (4) above.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - FREE CASH FLOW
(Unaudited; in millions)

Three months ended
June 30, 2018
Net operating cash flow from continuing operations	$3.1

Capital expenditures - continuing operations	(2.2)

Free cash flow from continuing operations	$0.9